Exhibit 99.1

TLG Acquisition One Corp./Electriq Power Illustrative Common Equity Term Sheet • Electriq Power Holdings, Inc. (post-transaction parent company) Security • Class A Common Stock Amount to be Raised • $70mm Price Per Share • $10.00 per share, pre-incentive for downside protection Use of Proceeds • Growth Capital lustrative Incentive Structure (Upfront) 0.5 shares for each commitment of 1 share Transferred upfront at time of transaction close Implied cost basis of $6.67 llustrative Incentive Structure (Post-transaction)Up to an additional 0.5 shares for each commitment of 1 share Assessment timeframe of 1-year post-transaction close Shares to be used for downside protection kept in escrow account Company Performance: 2023 target revenues of $133mm +/-5% and EBITDA positive(1) Stock Performance: Between $5 and reduced cost basis of $6.67(1) Downside protection from $6.67 to $5.00 Listing(s) • NYSE Governing Law • All documents herein shall be governed by the laws of New York Note: Note: The (1) Stock illustrative performance terms included criteria supersedes in the term sheet company may performance not be indicative criteria of the providing terms ultimately full downside agreed protection to by the to Company $5 per share and in investors any scenario